Exhibit 3.105

DFI/CORP/38

RECORD 1/11

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator, Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Limited liability company Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of record and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY THEREOF, I have hereunto set me hand

And affixed the official seal of the Department.

/s/ Paul M. Holzem

PAUL M. HOLZEM, Administrator

Division of Corporate and Consumer Services

Department of Financial Institutions

Date: Nov – 5 2012                                 BY:

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State

Sec. 180.0202

Wis. Stats.

State of Wisconsin

Department of Financial Institutions

ARTICLES OF ORGANIZATION—LIMITED LIABILITY COMPANY

Executed by the undersigned for the purpose of forming a Wisconsin for-profit limited liability company under Ch. 180 of the Wisconsin Statutes:

Article 1. Name of the Limited liability company:   Onyx Waste Services of North America, LLC

Article 2. The limited liability company is organized under Ch. 183 of the Wisconsin Statutes..

Article 3. Name of the initial registered agent:   CT Limited liability company System

Article 4. Street address of the initial registered office: (The complete address, including street and number, if assigned, and ZIP code. PO Box address may be included as part of the address, but is insufficient alone.)

44 East Mifflin Street, Suite 1000

Madison, WI 53703

Article 5. Management of the limited liability company shall be vested in:

(Select and check (X) the one appropriate choice below)

( ) a manager of managers

OR

( X ) its members

Article 6. Name and Complete address of each organizer:

Melissa A. Wild

One Honey Creek Corporate Center

125 South 84th Street, Suite 200

Milwaukee, WI 53214

THIS DOCUMENT HAS A DELAYED EFFECTIVE DATE OF DECEMBER 30, 2002

/S/ Melissa A. Wild
Organizer’s Signature

This document was drafted by       Melissa A. Wild

                    (Name the individual who drafter the document)

OPTIONAL – Second choice company name if first choice is not available:

FILING FEE - $170.00, SEE instruction, suggestions and procedures on following pages.

(Note: Electronic edition of this form is “Quickstart LLC,” available at www.wdfi.org at a lower fee.)

ARTICLES OF ORGANIZATION – Limited Liability Company

Melissa A. Wild

Superior Service, Inc.

125 S. 84th St., Suite 200

Milwaukee, WI 53214

EFFECTIVE DATE: December 30, 2002

You name, return address and phone number during the day (414) 479 - 7807

INSTRUCTIONS (Ref. sec. 183.0202 Wis. Stats. For the document content

Submit one original and one exact copy to the Sept. of Financial Institutions, PO Box 7846, Madison, WI, 53707-7846, together with a FILING FEE of $170.00, or more, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. This document can be made available in alternate formats upon request to qualifying individuals with disabilities. Upon filing, the information in this document becomes public and might be used for purposed other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

Article 1. The name must contain “limited liability company” or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC”. If you wish to provide a second choice name that you would accept if your first choice is not available, enter it in the “Optional” area on page 1.

Article 2. This statement is required be Sec. 180.0202(1).

Articles 3&4. The company must have a registered agent located at a registered office in Wisconsin. The address of the registered office is to describe the physical location where the registered agent maintains their business office. Provide the street number and name, city and ZIP code in Wisconsin. PO Box address may be included as part of the address, but are insufficient alone. The limited liability company may not name itself as its own registered agent.

Article 5. Indicate whether management of the company will be vested in a manager or managers, or in its members. Select only one choice. (Ref. sec. 183.0401, Wis. Stats.)

Article 6. Print or typewrite the name and complete address of each incorporator. At least ione incorporator is required to sign the document, although all incorporators may sing.

If the document is executed in Wisconsin, sec. 182.01(3), Wis. Stats., provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If the document is not executed in Wisconsin, enter that remark.

This document may declare a delayed effective date. To do so, enter a remark: “This document has a delayed effective date of (enter the future date) ..” the delayed effective date may not be before, or more than 90 days after, the document is received by the Department of Financial Institutions for filing.

NOTE: The articles of organization may contain only that information required under items 1 through 6. The company may create a separate operating agreement that includes additional information.

Sec. 180.1006

Wis. Stats

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT—LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers or owners of the limited liability company. Member and manger information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A.	The present limited liability company name (prior to any change effect by this amendment) is:

Onyx Waste Services of North America, LLC

(Enter Limited Liability Company Name)

Text of amendment (refer to the existing articles of organization and the instruction on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is read.)

RESOLVED, THAT the articles of organization be amended as follows:

Article 1.

The name of the limited liability company is: “Veolia ES Solid Waste of North America, LLC”

These Articles of Amendment shall have a delayed effective date of July 1, 2006

B.	Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2). Wis. Stats/

SOLE MEMBER:

Onyx Waste Services, Inc.

C.	Executed on June 5, 2006	/s/ .
	(Date)	(Signature)

Title: X Member OR Manager
(Select and mark (X) the appropriate title)	Paul R. Jenks, President
(Printed Name)

This document was drafted by Joyce Hansen

(Name of the individual who drafter the document)

ARTICLES OF AMENDMENT – Limited Liability Company

Joyce Hansen

Onyx Waste Services, Inc.

125 South 84th Street, Suite 200

Milwaukee, WI 53214

Enter your return address within the brackets above.

Phone number during the day: (414) 479-7800

INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. For document content)

Submit one original and one exact copy along with the required filing fee of $40.00 to the address listed below. Make checks payable to the “Department of Financial Institutions” Filing fee is non-refundable. Sign the document manually or otherwise allowed under sec. 183.0107(1g)(c).
Mailing Address: Department of Financial Institutions Division of Corporate & Consumer Services PO Box 7846· Madison WI 53707-7846	Physical Address for Express Mail: Department of financial Institutions Division of Corporate & Consumer Services 345 W. Washington Ave-3rd fl. Madison WI 53703	Phone: 608-261-7577 FAX: 608-267-6813 TTY: 608-266-8818

Notice: This form may be used to accomplish a filing required or permitted by stature to be made with the department. Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

A.	State the name of the limited liability company (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g. “Resolved, that Article 1 of the articles of organization be amended to read: (enter the amended article).

An amendment may change or add only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC”

B.	This statement is required by sec. 183.0203(2)(c).

C.	Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if management is vested in one or more managers. Select and mark (X) the appopriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

Sec. 180.1006

Wis. Stats

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT—LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers or owners of the limited liability company. Member and manger information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A.	The present limited liability company name (prior to any change effect by this amendment) is:

Veolia ES Solid Waste of North America, LLC

(Enter Limited Liability Company Name)

Text of amendment (refer to the existing articles of organization and the instruction on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is read.)

RESOLVED, THAT the articles of organization be amended as follows:

Article 1.

The name of the limited liability company is: “Advanced Disposal Services Midwest, LLC”

These Articles of Amendment shall have a delayed effective date of July 1, 2006

B.	Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2). Wis. Stats.

SOLE MEMBER:
Veolia ES Solid Waste, Inc.
C.	Executed on November 29, 2012		/s/ .

	(Date)		(Signature)
Title: X Member OR Manager
	(Select and mark (X) the appropriate title)	Christian B. Mills, Assistant Secretary
(Printed Name)
This document was drafted by Cameron Brown
(Name of the individual who drafter the document)

ARTICLES OF AMENDMENT – Limited Liability Company

Cameron Brown

Winston and Strawn LLP

200 Park Avenue

New York, NY 10166

Enter your return address within the brackets above.

Phone number during the day: (212) 294 - 5306

INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. For document content)

Submit one original and one exact copy along with the required filing fee of $40.00 to the address listed below. Make checks payable to the “Department of Financial Institutions” Filing fee is non-refundable. Sign the document manually or otherwise allowed under sec. 183.0107(1g)(c).			I

Mailing Address : Department of Financial Institutions Division of Corporate & Consumer Services PO Box 7846 · Madison WI 53707-7846	Physical Address for Express Mail: Department of financial Institutions Division of Corporate & Consumer Services 345 W. Washington Ave-3rd fl. Madison WI 53703	Phone: 608-261-7577 FAX: 608-267-6813 TTY: 608-266-8818

Notice: This form may be used to accomplish a filing required or permitted by stature to be made with the department. Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

A.	State the name of the limited liability company (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g. “Resolved, that Article 1 of the articles of organization be amended to read: (enter the amended article).

An amendment may change or add only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC”

B.	This statement is required by sec. 183.0203(2)(c).

C.	Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if management is vested in one or more managers. Select and mark (X) the appropriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.